Everest Hill Group Inc. & Affiliates

Schedule 13D

Schedule A

Transactions between December 21, 2022 and September 13, 2023

Reporting Persons: Everest Hill Group Inc. and all beneficial owner affiliates as reported on the Schedule 13D to which this Schedule A appears an exhibit.

Date	Buy/Sell	No. of Shares	Price/Share

12/16/2022	Buy	90,000	$1.3800
12/19/2022	Buy	75,000	$1.3500
12/20/2022	Buy	52,000	$1.3700
12/21/2022	Buy	40,000	$1.3600
2/13/2023	Buy	100	$4.7100
4/18/2023	Sell	(124,005)	$4.6900
4/26/2023	Buy	(15,725)	$4.5000
6/6/2023	Buy	4,689	$3.1500
6/7/2023	Buy	295,311	$3.3808
6/15/2023	Buy	46,717	$3.1461
6/23/2023	Sell	(70,519)	$4.7100
6/29/2023	Sell	(39,481)	$4.7100
7/7/2023	Sell	(346,717)	$6.8200
7/18/2023	Buy	75,000	$6.6977
7/20/2023	Buy	25,000	$6.6999
7/24/2023	Buy	100,000	$6.7108
8/2/2023	Buy	28,310	$6.0263
8/3/2023	Buy	71,690	$5.8885
8/7/2023	Buy	50,000	$5.2634
8/7/2023	Buy	34,481	$5.2963
8/9/2023	Buy	15,519	$5.5487
8/11/2023	Buy	200,000	$5.7977
8/15/2023	Buy	100,000	$5.2700
8/17/2023	Buy	100,000	$4.6116
8/23/2023	Buy	100,000	$4.4437
8/28/2023	Buy	100,000	$4.3602
9/01/2023	Buy	100,000	$4.5848
9/06/2023	Buy	100,000	$4.5173
9/07/2023	Buy	100,000	$4.3995
9/13/2023	Buy	100,000	$4.4323